UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 13, 2015

 Roka Bioscience, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36538	27-0881542
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Independence Boulevard Warren, NJ	07059
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code
(908) 605-4700
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director
On August 13, 2015, upon the recommendation of the Nominating and Corporate Governance Committee of Roka Bioscience, Inc. (the "Company"), the Company's Board of Directors (the "Board") appointed Nicholas J. Valeriani, age 58, as a Class III director, effective immediately. Mr. Valeriani will hold this position until the 2017 annual meeting of the Company's shareholders or until his successor is elected and qualified, subject to his earlier resignation or removal.

Since 2012, Mr. Valeriani has been the Chief Executive Officer of the Gary and Mary West Health Institute, an independent, nonprofit medical research organization that works to create new, more effective ways of delivering care at lower costs. Mr. Valeriani has announced plans to retire from the organization’s chief executive position, effective September 3, 2015, however Mr. Valeriani will remain on the Gary and Mary West Health Institute’s board of directors and will join the Gary and Mary West Health Policy Center’s board. Prior to joining West Health in 2012, Mr. Valeriani spent 34 years at Johnson & Johnson (NYSE: JNJ) and served as a member of its executive committee. Currently, Mr. Valeriani serves on the boards of directors of Robert Wood Johnson University Hospital, Edwards Lifesciences Corporation (NYSE: EW) and the Center for Medical Interoperability. Mr. Valeriani has a master's degree in business administration from Rutgers University, Graduate School of Management, and a bachelor's degree in industrial engineering from Rutgers University, College of Engineering.

Mr. Valeriani will participate in the Company's standard non-employee director compensation plan, including an initial option grant to purchase 30,000 shares of the Company's common stock upon joining the Board, an annual cash retainer fee of $42,000 and an annual stock option grant to purchase 15,000 shares of the Company's common stock.

There is no arrangement or understanding pursuant to which Mr. Valeriani was appointed to the Board, nor are there any transactions or proposed transactions to which the Company and Mr. Valeriani are, or will be, a party. As of the date of this report, Mr. Valeriani has not entered into any transaction requiring disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Item 7.01. Regulation FD Disclosure.

On August 13, 2015, the Company issued a press release announcing the appointment of Nicholas J. Valeriani. A copy of the press release is furnished as Exhibit 99.1 hereto. In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed "filed" for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1	Press release of Roka Bioscience, Inc., dated August 13, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROKA BIOSCIENCE, INC.

Dated: August 13, 2015	By:	/s/ Steven T. Sobieski
Name: Steven T. Sobieski
Title: Senior Vice President and Chief Financial Officer